Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form F-3, No. 333-117703) of AudioCodes Ltd. and to the incorporation by reference therein of our report dated January 25, 2004, with respect to the consolidated financial statements and schedule of AudioCodes Ltd. included in Amendment No. 1 to its Annual Report (Form 20-F/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global	Tel - Aviv, Israel September 22, 2004